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                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT

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
                                              For the Three Months          For the Nine Months
                                               Ended September 30,          Ended September 30,
                                            -------------------------     -------------------------
                                                1998         1997           1998            1997
                                            ----------     ----------     ----------     ----------
Net Investment Income                       $   27,657     $  133,764     $   85,585     $  443,421

Percentage Allocable to Limited Partners            99%            99%            99%            99%
                                            ----------     ----------     ----------     ----------

Net Investment Income Allocable
   to Limited Partners                      $   27,380     $  132,426     $   84,729     $  438,987
                                            ==========     ==========     ==========     ==========

Weighted Average Number of Limited
   Partnership Units Outstanding             1,020,142      1,104,881      1,020,142      1,104,881
                                            ==========     ==========     ==========     ==========

Net Investment Income Per Limited
   Partnership Unit                         $      .03     $      .12     $      .08     $      .40
                                            ==========     ==========     ==========     ==========
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